                                                                       EXHIBIT j


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated February 16, 2000, relating to the financial statements and financial highlights of the AIM Series Trust (AIM Global Trends Fund) which appears in such Registration Statement. We also consent to the references to us under the headings "Financial Statements", "Independent Accountants" and "Financial Highlights" in such Registration Statement.





/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

Boston, Massachusetts
May 1, 2000